EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Oliver Nisenson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2015-C2 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the St. Louis Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the St. Louis Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the St. Louis Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the St. Louis Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the St. Louis Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the St. Louis Premium Outlets Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Westfield Trumbull Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westfield Trumbull Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westfield Trumbull Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Westfield Trumbull Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Bayshore Mall Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Bayshore Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bayshore Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bayshore Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bayshore Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bayshore Mall Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan prior to August 6, 2021, Greystone Servicing Company LLC, as Special Servicer for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan on and after August 6, 2021, Wells Fargo Bank, National Association, as Trustee for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 9200 & 9220 Sunset Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 9200 & 9220 Sunset Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9200 & 9220 Sunset Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9200 & 9220 Sunset Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 9200 & 9220 Sunset Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 9200 & 9220 Sunset Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Oliver Nisenson

Oliver Nisenson

Director

(senior officer in charge of securitization of the depositor)